EXHIBIT 23.3


                     [Letterhead of Fisk & Robinson, P.C.]

We consent to the use of our report dated April 18, 1997, included in the Proxy Statement of Texas Central Bancshares, Inc. which is made a part of the Registration Statement (Form S-4) and Prospectus of Bank United Corp. dated July 6, 1999, and to the reference to our firm under the heading "Experts" in the prospectus.

                                         /s/ FISK & ROBINSON, P.C.

Fisk & Robinson, P.C.
July 2, 1999